Ex.99.1
Katapult Delivers 10% Revenue Growth in the Third Quarter, Above Outlook
Eight Consecutive Quarters of Year-Over-Year Gross Originations Growth
Expecting A Strong Holiday Season
Updates Full Year 2024 Gross Originations Outlook

PLANO, Texas, November 6, 2024 -- Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the third quarter ended September 30, 2024.

“We are continuing to grow across key financial and operating metrics including gross originations and revenue, and we believe we are laying the foundation for the long-term success of Katapult,” said Orlando Zayas, CEO of Katapult. “As we have grown the business, we’ve also meaningfully diversified our gross originations base. In fact, in less than four years, we have increased gross originations that exclude Wayfair from under 30% to 58% of our base, and this part of our business grew 37% year-over-year during the third quarter. Katapult Pay(R) (“KPay”) continues to be a big driver of our growth with KPay gross originations increasing 86% year-over-year and representing 31% of total gross originations during the quarter. As we head into the holiday season, we intend to leverage the power of our waterfall and direct merchant relationships, KPay and targeted marketing to give our customers more reasons to shop with us and merchants more reasons to partner with us. We are excited for a strong finish to the year.”

Operating Progress: Recent Highlights

•Leveraged our new waterfall relationship with PayTomorrow, a premier waterfall financing platform, to integrate our lease-to-own (LTO) offering in the checkout process with new merchants, including:
◦Tire Agent, an online tire and wheels company that serves customers across the continental US
◦BB Wheels, a tires, wheels and accessories business with customers throughout the continental US
◦Extreme Customs, a tire, wheels and accessories company that has a nationwide customer base. Extreme Customs already has a direct integration with Katapult, which this waterfall application process will complement.
◦We currently have 24 total merchants live on the PayTomorrow platform
•Continued to build momentum for KPay and our app
◦KPay gross originations grew 86% year-over-year
◦Launched Blue Nile and Tire Rack in the KPay marketplace, bringing the total number of merchants on the platform to 30
•Launched a pilot of product-based search that upgrades our search functionality. Instead of performing category or merchant level searches, consumers can now search for specific, potentially lower-priced products available in our merchants’ inventory.
•Customer satisfaction remained high and Katapult had a Net Promoter Score of 61 as of September 30, 2024. 60.3% of gross originations for the third quarter of 2024 came from repeat customers1.

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•Subsequent to quarter end, we signed a non-binding letter of intent with a direct lender with respect to a new revolving line of credit, working capital line of credit and term loan (the “Potential Credit Facility”). If we consummate the Potential Credit Facility, the new revolving line of credit and term loan would refinance and replace our outstanding credit facility. There can be no assurance that we will consummate this Potential Credit Facility or any other credit facility with this or any other lender.

Third Quarter 2024 Financial Highlights

(All comparisons are year-over-year unless stated otherwise.)

•Gross originations were $51.2 million, an increase of 3.3%
•Total revenue was $60.3 million, an increase of 10.0%
•Total operating expenses in the third quarter increased 37.7%. Excluding litigation settlement expenses, total operating expenses increased 9.5%. Our fixed cash operating expenses2, which exclude litigation settlement expenses, increased approximately 8.5%.
•Net loss was $8.9 million for the third quarter of 2024, compared with net loss of $4.1 million reported for the third quarter of 2023.
•Adjusted net loss2 was $4.1 million for the third quarter of 2024 compared to an adjusted net loss of $3.1 million reported for the third quarter of 2023
•Adjusted EBITDA2 was $0.6 million for the third quarter of 2024 compared to Adjusted EBITDA2 of $0.9 million in the third quarter of 2023
•Katapult ended the quarter with total cash and cash equivalents of $30.3 million, which includes $4.4 million of restricted cash. The Company ended the quarter with $67.3 million of outstanding debt on its credit facility.
•Write-offs as a percentage of revenue were 9.5% in the third quarter of 2024 and are within the Company’s 8% to 10% long-term target range. This compares with 9.5% in the third quarter of 2023.

[1] Repeat customer rate is defined as the percentage of in-quarter originations from existing customers.
[2] Please refer to the “Reconciliation of Non-GAAP Measure and Certain Other Data” section and the GAAP to non-GAAP reconciliation tables below for more information.

Fourth Quarter and Full Year 2024 Business Outlook

The Company is continuing to navigate a challenging macro environment particularly within the home furnishings category. Given the breadth of our merchant selection, our strategic marketing and our strong consumer offering, we believe we are well positioned heading into the holiday season. We continue to believe that we have a large addressable market of underserved, non-prime consumers, and it’s important to note that lease-to-own solutions have historically benefited when prime credit options become less available.

Based on these dynamics and the operating plan in place for the full year 2024, Katapult expects to deliver the following results for the fourth quarter of 2024:

•6 to 8% year-over-year increase in gross originations
•5 to 7% year-over-year increase in revenue
•Breakeven Adjusted EBITDA

Ex.99.1
For full year 2024, Katapult expects the following:

•We expect to continue to expand our customer base and acquire new customers
•We expect gross originations to grow 2 to 4%.

This outlook does not include any material impact from prime creditors tightening or loosening above us and assumes that there are no significant changes to the macro environment.

Both our fourth quarter and full year outlooks assume that the home furnishings category does not improve materially from our third quarter performance.

•We also expect to maintain strong credit quality in our portfolio. This will be driven by ongoing enhancements to our risk modeling, onboarding high quality new merchants through integrations, and repeat customers engaging with Katapult Pay

•Revenue growth is expected to be at least 10%

•Finally with the continued execution of our disciplined expense management strategy combined with our growing top-line, we expect to deliver approximately $5.5 million in Adjusted EBITDA for full year 2024.

"We continue to execute our growth strategy and are focused on influencing the drivers that are within our control,” said Nancy Walsh, CFO of Katapult. “Our third quarter outlook assumed that our home furnishings category would return to its normal performance, but unfortunately we faced continued headwinds in the quarter. We offset this dynamic by taking action that supported strong performance in our business excluding Wayfair, which grew nearly 40% year-over-year. In addition we are maintaining an efficient expense structure, which, we believe, when coupled with our continued top-line growth, positions Katapult to deliver our first full-year of Adjusted EBITDA profitability since 2021. We are grateful for our team’s hard work and are looking forward to giving our customers and merchants alike a great holiday season.”

Conference Call and Webcast

The Company will host a conference call and webcast at 8:00 AM ET on Wednesday, November 6, 2024, to discuss the Company’s financial results. Related presentation materials will be available before the call on the Company’s Investor Relations page at https://ir.katapultholdings.com. The conference call will be broadcast live in listen-only mode and an archive of the webcast will be available for one year.

Ex.99.1
About Katapult

Katapult is a technology driven lease-to-own platform that integrates with omnichannel retailers and e-commerce platforms to power the purchasing of everyday durable goods for underserved U.S. non-prime consumers. Through our point-of-sale (POS) integrations and innovative mobile app featuring Katapult Pay(R), consumers who may be unable to access traditional financing can shop a growing network of merchant partners. Our process is simple, fast, and transparent. We believe that seeing the good in people is good for business, humanizing the way underserved consumers get the things they need with payment solutions based on fairness and dignity.

Contact

Jennifer Kull
VP of Investor Relations
ir@katapult.com

Forward-Looking Statements

Certain statements included in this Press Release and on our quarterly earnings call that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements may be identified by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will,” “would,” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to: in this Press Release and on our associated earnings call, statements regarding our fourth quarter 2024 and full year 2024 business outlook and underlying assumptions, the expectation that the home furnishings category will not materially improve in the fourth quarter, and, on our associated earnings call, statements regarding our expectations for 2025, our relationships with Wayfair and PayTomorrow, our ability to consummate the Potential Credit Facility or otherwise refinance our debt in the near term, the impact of KPay on customer acquisition and our relationship with existing customers, our ability to launch new referral partnerships, our ability to keep acquisition costs low, the durability and timing of macroeconomic headwinds, the impact of our integrations within third-party waterfalls and our relationships with new merchant-partners on gross originations and financial expectations beyond 2024. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of Katapult’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Katapult. These forward-looking statements are subject to a number of risks and uncertainties, including Katapult’s ability to refinance its indebtedness, the execution of Katapult’s business strategy, launching new product offerings and new brands and expanding information and technology capabilities; Katapult’s market opportunity and its ability to acquire new customers and retain existing customers; adoption and success of our mobile application featuring Katapult Pay; the timing and impact of our growth initiatives on our future financial performance and the impact of our new executive hires and brand strategy; anticipated occurrence and timing of prime lending tightening and impact on our results of operations; general economic conditions in the markets where Katapult operates, the cyclical nature of customer spending, and seasonal sales and spending patterns of customers; risks relating to

Ex.99.1
factors affecting consumer spending that are not under Katapult’s control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions, political conditions, and consumer perceptions of personal well-being and security and willingness and ability of customers to pay for the goods they lease through Katapult when due; risks relating to uncertainty of Katapult’s estimates of market opportunity and forecasts of market growth; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on Katapult’s future business; meet future liquidity requirements and complying with restrictive covenants related to our long-term indebtedness; the impact of unstable market and economic conditions such as rising inflation and interest rates; reliability of Katapult’s platform and effectiveness of its risk model; data security breaches or other information technology incidents or disruptions, including cyber-attacks, and the protection of confidential, proprietary, personal and other information, including personal data of customers; ability to attract and retain employees, executive officers or directors; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing and servicing our indebtedness; enhance future operating and financial results; anticipate rapid technological changes, including generative artificial intelligence and other new technologies; comply with laws and regulations applicable to Katapult’s business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to Katapult’s business, including with respect to rental purchase transactions and privacy regulations; maintain and grow relationships with merchants and partners; respond to uncertainties associated with product and service developments and market acceptance; the impacts of new U.S. federal income tax laws; that Katapult has identified material weaknesses in its internal control over financial reporting which, if not remediated, could affect the reliability of its condensed consolidated financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine and the Israel-Hamas conflict), terrorism, public health crises and pandemics (such as COVID-19), or responses to such events; Katapult’s ability to meet the minimum requirements for continued listing on the Nasdaq Global Market; the effects of the reverse stock split on our common stock; and those factors discussed in greater detail in the section entitled “Risk Factors” in Katapult’s periodic reports filed with the Securities and Exchange Commission (“SEC”), and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 that Katapult filed with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Katapult does not presently know or that Katapult currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release. All forward-looking statements contained herein are based on information available to Katapult as of the date hereof, and Katapult does not assume any obligation to update these statements as a result of new information or future events, except as required by law.

Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial

Ex.99.1
projections and make strategic decisions, which may also be useful to an investor: gross originations, total revenue, gross profit, adjusted gross profit and adjusted EBITDA.

Gross originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

Total revenue represents the summation of rental revenue and other revenue. Katapult measures this metric to assess the total view of pay through performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a description and presentation of adjusted gross profit and adjusted EBITDA, which are non-GAAP measures utilized by management.

Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, adjusted net income/(loss) and fixed cash operating expenses. The Company believes that for management and investors to more effectively compare core performance from period to period, the non-GAAP measures should exclude items that are not indicative of our results from ongoing business operations.The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, and underwriting fees. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net loss before interest expense and other fees, interest income, change in fair value of warrants and loss on issuance of shares, provision for income taxes, depreciation and amortization on property and equipment and capitalized software, provision of impairment of leased assets, loss on partial extinguishment of debt, stock-based compensation expense, and litigation settlement expenses.

Adjusted net loss is a non-GAAP measure that is defined as net loss before change in fair value of warrants and loss on issuance of shares, stock-based compensation expense, and litigation settlement expenses.

Fixed cash operating expenses is a non-GAAP measure that is defined as operating expenses less depreciation and amortization on property and equipment and capitalized software, stock-based compensation expense, litigation settlement expenses and variable lease costs such as servicing

Ex.99.1
costs and underwriting fees. Management believes that fixed cash operating expenses provides a meaningful understanding of non-variable ongoing expenses.

Adjusted gross profit, adjusted EBITDA and adjusted net loss are useful to an investor in evaluating the Company’s performance because these measures:

•Are widely used to measure a company’s operating performance;
•Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and
•Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Management believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are not part of our core operations, highly variable or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net loss, gross profit, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

Ex.99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
		(As Restated) (1)		(As Restated) (1)
Revenue
Rental revenue	$59,609	$54,042	$181,947	$161,612
Other revenue	698	769	2,284	2,418
Total revenue	60,307	54,811	184,231	164,030
Cost of revenue	48,358	43,342	145,866	131,224
Gross profit	11,949	11,469	38,365	32,806
Operating expenses	16,396	11,909	41,633	40,953
Loss from operations	(4,447)	(440)	(3,268)	(8,147)
Loss on partial extinguishment of debt	—	—	—	(2,391)
Interest expense and other fees	(4,801)	(4,264)	(14,002)	(13,551)
Interest income	332	287	1,015	1,334
Change in fair value of warrant liability	75	382	22	771
Loss before income taxes	(8,841)	(4,035)	(16,233)	(21,984)
Provision for income taxes	(47)	(19)	(113)	(53)
Net loss	$(8,888)	$(4,054)	$(16,346)	$(22,037)

Weighted average common shares outstanding - basic and diluted	4,341	4,130	4,289	4,059

Net loss per common share - basic and diluted	$(2.05)	$(0.98)	$(3.81)	$(5.43)

(1)Comparisons to 2023 financial results reflect the restatement made to the Company’s unaudited interim condensed consolidated financial statements for each of the interim periods within the year ended December 31, 2023. For further information, refer to Notes 2 and 16 to the Consolidated Financial Statements included in Part II, Item 8 contained on Form 10-K for the fiscal year ended December 31, 2023.

Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,877	$21,408
Restricted cash	4,416	7,403
Property held for lease, net of accumulated depreciation and impairment	54,823	59,335
Prepaid expenses and other current assets	4,430	4,491
Litigation insurance reimbursement receivable	—	5,000
Total current assets	89,546	97,637
Property and equipment, net	265	327
Capitalized software and intangible assets, net	1,706	1,919
Right-of-use assets	367	888
Security deposits	91	91
Total assets	$91,975	$100,862
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$912	$903
Accrued liabilities	23,257	24,146
Accrued litigation settlement	5,805	12,000
Unearned revenue	4,882	4,949
Revolving line of credit, net	67,106	—
Term loan, net, current	28,781	—
Lease liabilities	256	297
Total current liabilities	130,999	42,295
Revolving line of credit, net	—	60,347
Term loan, non-current	—	25,503
Lease liabilities, non-current	416	614
Other liabilities	823	95
Total liabilities	132,238	128,854
STOCKHOLDERS' DEFICIT
Common stock, 0.0001 par value-- 250,000,000 shares authorized; 4,222,722 and 4,072,713 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	98,619	94,544
Accumulated deficit	(138,882)	(122,536)
Total stockholders' deficit	(40,263)	(27,992)
Total liabilities and stockholders' deficit	$91,975	$100,862

Ex.99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Nine Months Ended September 30,
	2024	2023
		(As Restated) (1)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,346)	$(22,037)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	102,731	92,334
Net book value of property held for lease buyouts	21,505	19,365
Impairment on property held for lease expense	17,021	15,494
Change in fair value of warrants and other	33	(771)
Stock-based compensation	4,428	5,678
Loss on partial extinguishment of debt	—	2,391
Amortization of debt discount	2,222	2,147
Amortization of debt issuance costs, net	198	211
Accrued PIK Interest	1,056	1,208
Amortization of right-of-use assets	521	274
Increase (decrease) to cash due to changes in:
Property held for lease	(135,814)	(128,464)
Prepaid expenses and other current assets	61	3,125
Litigation insurance reimbursement receivable	5,000	—
Accounts payable	9	(529)
Accrued liabilities	(889)	1,594
Accrued litigation settlement	(5,500)	—
Lease liabilities	(239)	(312)
Unearned revenues	(67)	572
Net cash used in operating activities	(4,070)	(7,720)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(36)	(10)
Additions to capitalized software	(620)	(753)
Net cash used in investing activities	(656)	(763)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving line of credit	16,100	10,916
Principal repayments on revolving line of credit	(9,539)	(8,054)
Principal repayment on term loan	—	(25,000)
Payments of deferred financing costs	—	(34)
Repurchases of restricted stock	(562)	(318)
Proceeds from exercise of stock options	209	—
Net cash provided by (used in) financing activities	6,208	(22,490)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,482	(30,973)
Cash, cash equivalents and restricted cash at beginning of period	28,811	69,841
Cash, cash equivalents and restricted cash at end of period	$30,293	$38,868
Supplemental disclosure of cash flow information:
Cash paid for interest	$10,372	$9,821
Cash paid for income taxes	$270	$146
Deferred financing costs included in accrued liabilities	$—	$481
Issuance of warrants to purchase common stock in connection with debt refinancing	$—	$4,060
Cash paid for operating leases	$275	$390

Ex.99.1
KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
		(As Restated) (1)		(As Restated) (1)
Net loss	$(8,888)	$(4,054)	$(16,346)	$(22,037)
Add back:
Interest expense and other fees	4,801	4,264	14,002	13,551
Interest income	(332)	(287)	(1,015)	(1,334)
Change in fair value of warrants and loss on issuance of shares	(20)	(382)	33	(771)
Provision for income taxes	47	19	113	53
Depreciation and amortization on property and equipment and capitalized software	403	247	932	679
Provision for impairment of leased assets	(295)	(324)	307	219
Loss on partial extinguishment of debt	—	—	—	2,391
Stock-based compensation expense	1,485	1,375	4,428	5,678
Litigation settlement expenses	$3,352	$—	3,385	—
Adjusted EBITDA	$553	$858	$5,839	$(1,571)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
		(As Restated) (1)		(As Restated) (1)
Net loss	$(8,888)	$(4,054)	$(16,346)	$(22,037)
Add back:
Change in fair value of warrants and loss on issuance of shares	(20)	(382)	33	(771)
Stock-based compensation expense	1,485	1,375	4,428	5,678
Litigation settlement expenses	3,352	—	3,385	—
Adjusted net loss	$(4,071)	$(3,061)	$(8,500)	$(17,130)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
		(As Restated) (1)		(As Restated) (1)
Total operating expenses	$16,396	$11,909	$41,633	$40,953
Less:
Depreciation and amortization on property and equipment and capitalized software	403	247	932	679
Stock-based compensation expense	1,485	1,375	4,428	5,678
Servicing costs	1,160	1,100	3,433	3,193
Underwriting fees	490	422	1,490	1,370
Litigation settlement expenses	3,352	—	3,385	—
Fixed cash operating expenses	$9,506	$8,765	$27,965	$30,033

Ex.99.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
		(As Restated) (1)		(As Restated) (1)
Total revenue	$60,307	$54,811	$184,231	$164,030
Cost of revenue	48,358	43,342	145,866	131,224
Gross profit	11,949	11,469	38,365	32,806
Less:
Servicing costs	1,160	1,100	3,433	3,193
Underwriting fees	490	422	1,490	1,370
Adjusted gross profit	$10,299	$9,947	$33,442	$28,243

CERTAIN KEY PERFORMANCE METRICS

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
		(As Restated) (1)		(As Restated) (1)
Total revenue	$60,307	$54,811	$184,231	$164,030

KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

	Gross Originations by Quarter
($ millions)	Q1	Q2	Q3	Q4
FY 2024	$55.6	$55.3	$51.2	$—
FY 2023	$54.7	$54.7	$49.6	$67.5
FY 2022	$46.7	$46.4	$44.1	$59.8
FY 2021	$63.8	$64.4	$61.0	$58.9